FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this l 5th of March, 2019, by and among TALCOTT RESOLUTION LIFE INSURANCE COMPANY (formerly named HARTFORD LIFE INSURANCE COMPANY), a stock life insurance company organized under the laws of Connecticut (hereinafter the “Company”) acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), on its own behalf and on behalf of each separate account of the Company set forth in Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as a “Separate Account”), MORGAN STANLEY INSTITUTIONAL FUND, INC., an open- end diversified management investment company organized under the laws of Maryland (hereinafter the “MSIF Inc.”), MORGAN STANLEY INSTITUTIONAL FUND TRUST, an open-end diversified management investment company organized under the laws of Pennsylvania (hereinafter the “MSIF Trust”) and MORGAN STANLEY DISTRIBUTION, INC., a Delaware corporation (hereinafter the “Underwriter”), (together, MSIF Inc. and MSIF Trust are referred to as the “Funds”).

WITNESSETH:

WHEREAS, beneficial interests in the Funds are divided into several series of shares, each representing the interest- in a particular managed portfolio of securities and other assets (the “Portfolios”); and

WHEREAS, the Funds are registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Company provides recordkeeping and other services described in Schedule C hereto in respect of certain group variable annuity contracts and variable funding agreements (the “Contracts”) previously issued by the Company in connection with retirement plans (“Plans’) intended to meet the qualification requirements of Sections 40l, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, on January 1, 2013, MassMutual acquired the Company’s Retirement Plans Group business (the “RPG Business”); and

WHEREAS, in connection with the acquisition of the RPG Business, the Company and MassMutual entered into a Reinsurance Agreement and an Administrative Services Agreement, each dated January 1, 2013, relating to the RPG Business, associated with and including the Contracts, Separate Accounts, and the Company’s servicing agreements with the Plans; and

WHEREAS, pursuant to said Administrative Services Agreement, the Company appointed MassMutual to act as its exclusive agent and in its name as attorney-in-fact with respect to all matters required, necessary or appropriate to administer such RPG Business and to perform any and all of the Company’s obligations with  respect to such RPG Business; and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS. Morgan Stanley Investment Management. Inc. (the “Adviser”) is the investment adviser of the Portfolios of the Funds and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and any applicable state securities laws; and

WHEREAS, the Underwriter is the principal underwriter for the Fund and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the “SEC”) under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority. (hereinafter “FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios set forth in Schedule A on behalf of one or more of the Separate Accounts set forth on such Schedule A to fund the Contracts and the Underwriter is authorized to sell such shares to the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds and the Underwriter agree as follows:

ARTICLE I. Purchase and Redemption of Fund Shares.

l. l           The Funds and the Underwriter agree to sell to the Company those shares of the  Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or its designee of  such order. For purposes of this Section, the Company shall be the designee of the Funds for receipt of such orders from each Separate Account. Receipt by such designee shall constitute receipt by the Funds; provided that the Funds or the Underwriter receives notice of such order via the National Securities Clearing Corporation (the “NSCC”) by 9:00 a.m. Eastern Time on the next following Business Day. The Funds will receive all orders to purchase Portfolio shares using the NSCC’s Defined Contribution Clearance & Settlement (“DCC&S”) platform. The Funds will also provide the Company with account positions and activity data using the NSCC’s Networking platform. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section using the NSCC’s Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Fund’s designated Settling Bank to the NSCC. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates it net asset value pursuant to the rules of the SEC. “Networking” shall mean the NSCC’s product that allows Funds’ and Companies to exchange account level information electronically. “Settling Bank” shall mean the entity appointed by the Funds to perform such settlement services on behalf of the Funds and agrees to abide by the NSCC’s Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Funds for Portfolio shares via the NSCC’s DCC&S platform the following shall apply to this Section:

The Funds and the Underwriter agree to sell the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or its designee of such order. For purposes of this Section, the Company shall be the designee of the Funds for the receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Funds; provided that the Funds or the Underwriter receives notice (via email and/or facsimile) of such order by 9:00 a.m.

Eastern Time on the next following Business Day. The Company shall pay for Portfolio shares by 5:00 p.m. Eastern Time on the same Business Day it places an order to purchase Portfolio shares in accordance with this section.   Payment shall be in federal funds transmitted by wire to the Fund’s designated custodian. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate their net asset value pursuant to the rules of the SEC.

1.2           The Funds and the Underwriter agree to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Funds (hereinafter the “Trustees/Directors”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

1.3            The Funds and the Underwriter agree to redeem for cash, upon the Company’s request, any full or fractional shares of the Funds held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or their designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Funds for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Funds; provided the Funds or the Underwriter receives notice of such request for redemption via the NSCC by 9:00 a.m. Eastern Time on the next following Business Day. The Funds will receive all orders to redeem Portfolio shares using the NSCC’s DCC&S platform. The Funds will also provide the Company with account positions and activity data using the NSCC’s Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC’s Fund/SERV System. Payment shall be in federal funds transmitted by 5:00 p.m. Eastern Time by the NSCC to the Separate Account’s Settling Bank as designated by the Company, on the same Business Day the Fund or the Underwriter receives notice of the redemption order from the Company provided that the Fund or the Underwriter receives notice by 9:00 a.m. Eastern Time on such Business Day.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Funds for Portfolio shares via the NSCC’s DCC&S platform the following shall apply to this Section:

The Funds and the Underwriter agree to redeem for cash, upon the Company’s request, any full or fractional shares of the Funds held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption . For purposes of this Section, the Company shall  be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Funds; provided the Funds or the Underwriter receives notice of such request for redemption by 9:00 a.m. Eastern Time on the next following Business Day.  Payment shall be in federal funds transmitted by wire by 5:00 p.m. Eastern Time to the Separate Account as designated by the Company, on the same Business Day the Fund or the Underwriter receives notice of the redemption order from the Company provided that the Funds or the Underwriter receives notice by 10:00 a.m. Eastern Time on such Business Day.

The Funds or the Underwriter agrees to provide the Company or its designee, by 2:00 p.m. Eastern Time on each Business Day, the total number of Portfolio shares held by each Separate Account as of the close of the immediately preceding Business Day.

1.4                                   The Company will place separate orders to purchase or redeem shares of each Portfolio.

1.5           Issuance and transfer of the Funds’ shares will be by book entry only.  Share certificates will not be issued to the Company or any Separate Account.

1.6           The Underwriter or its designee shall furnish prior day and same day notice to the Company of any income, dividends or capital gain distributions payable on the Funds’ shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio’s shares in the form of additional shares of that Portfolio. The Funds shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Funds.

1.7          The Underwriter or its designee shall make the (i) net asset value per share of each Series and (ii) income accrual factors, dividend, and capital gains information available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day, but in no event later than 6:30 p.m. Eastern time on such Business Day.

l .8(a) If the Underwriter or the Funds provide materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

1.8(b) The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC’s recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Underwriter and the Funds shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract Owners, participants or beneficiaries that have selected a Portfolio as an investment option (“Contract owners”), and which amount is due to the Funds’ or their agents’ material miscalculation and/or incorrect reporting of or failure to report the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt.  Should a material miscalculation by the Funds or their agents result in a gain to the Company, the Company shall immediately reimburse the Funds, the applicable Portfolios or its agents for any material losses incurred by the Funds, the applicable Portfolios or its agents as a result of the incorrect calculation. Should a material miscalculation by the Funds or their agents result in a gain to Contract owners, the Company  will consult with the Funds or their designee as to what reasonable efforts shall  be made to recover the money and repay the Funds, the applicable Portfolio or its agents.  The Company shall then make such reasonable effort, at the expense of the Funds or their agents, to recover the money and repay the Funds, the applicable Portfolios or its agents; but the Company shall not be obligated to take legal action against Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

ARTICLE II. Representations and Warranties

2.1.           The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2            Each Fund represents and warrants that (i) Fund shares of its Portfolios sold pursuant to this Agreement shall be registered  under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Portfolios’ shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify Portfolio shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3            Each Fund represents that each of its Portfolios (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Portfolio has ceased to so qualify or might not so qualify in the future.

2.4           To the extent that a Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund represents that its Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-l  to finance distribution and/or shareholder servicing expenses.

2.5            The Funds make no representation as to whether any aspect of their operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states except that the Funds represents that the Funds’ investment policies, fees and expenses are and shall at all times remain in compliance with applicable law. The Funds and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with applicable law to the extent required to perform this Agreement.

2.6            The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Funds shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7            MSIF Inc. represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act. MSIF Trust represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Pennsylvania and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8           The Funds represent and warrant that all of their Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Funds are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule l7g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9           The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Funds are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10           The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Funds’ shares pursuant to this Agreement.

2.11       The Company represents that it has adopted written policies and procedures reasonably designed to detect and deter frequent and/or disruptive trading in Shares. The Company and the Funds agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in shares of the Funds and have entered into the a “shareholder information agreement” under Rule 22c-2 attached as Exhibit 1 to this Agreement, effective as of the date of this Agreement.

ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1            The Funds or their designated agent shall provide the Company at no charge with as many printed copies of each Fund’s current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of each Fund’s current prospectus and statement of additional information, the Funds shall provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing each Fund’s prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Funds are amended during the year) to have the prospectus for the Contracts (if applicable) and each Fund’s prospectus printed together in one document or separately. The Company may elect to print each Fund’s prospectus and/or its statement of additional information in combination with other fund companies’ prospectuses and statements of additional information.

3.2(a)       The Funds shall provide the Company at no charge with copies of each Fund’s proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.2(b)       The Funds shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners. The Funds shall pay for all costs for typesetting, printing and distributing proxy materials.

3.3.          Each Fund’s statement of additional information shall be obtainable by Contract owners from the Fund, the Underwriter, the Company or such other person as each Fund may designate.

3.4            If and to the extent required by law the Company shall distribute all proxy material furnished by the Funds to Contract owners to whom voting privileges are required to be extended and shall:

A.                           solicit voting instructions from Contract owners;

B.                             vote the Funds’ shares held in the Separate Account in accordance with instructions received from Contract owners; and

C.                            so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company’s Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company’s agreements with such Contract owners.

ARTICLE IV.  Sales Material and Information

4.1            The Company shall furnish, or shall cause to be furnished, to the Funds, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Funds, the Adviser or the Underwriter is  described, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Funds, the Underwriter or their designee, however, the failure to object in writing within five Business days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2            Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Funds in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Funds, or in sales literature or other promotional material approved by the Funds or their designee, except with the permission of the Funds or their designee.

4.3           The Funds shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within two Business Days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.4           Neither the Funds nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5            The Funds, or their designated agent, will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Funds or their shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6.          The Company will provide to the Funds at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.7            For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8           The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Funds, the Adviser or the Underwriter, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Funds, the Adviser and the Underwriter. Except as provided in Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Fund or the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.9           The Funds and Underwriter agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company.   Except as provided in Section 4.3, the Funds and Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Funds without prior written consent of the Company. Upon termination of this Agreement for any reason, the Funds and Underwriter shall cease all use of any such names or marks.

ARTICLE V. Fees and Expenses

5.1            The Funds shall pay or cause to be paid, the Service Fees provided for in the attached Schedule B for the Administrative Services described in the attached Schedule C. The Underwriter shall pay the 12b-1 Fees provided for in the attached Schedule B for personal service and/or the maintenance of shareholder accounts. The parties acknowledge and agree that the compensation to be paid for the Shareholder and Administrative Services described in the attached Schedule C does not constitute payment, in any manner, for distribution or investment advisory services.

ARTICLE VI. Indemnification

6.1        Indemnification By the Company

(a)        The Company agrees to indemnify and hold harmless the Funds, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Funds or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional  material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Funds to the Company on behalf of the Funds for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)           arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Funds’ registration statements, Fund prospectus or sales literature or other promotional material of the Funds not supplied by the Company, or persons under its control and other than statements or representations authorized by the Funds, the Underwriter or the Adviser); or (b) the willful misfeasance, bad faith, negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)          arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Funds’ registration statements, Fund prospectus, statement of additional information or sales literature or other promotional material of the Funds (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Funds or the Underwriter by the Company or persons under its control; or

(iv)         arise as a result of any material failure by the Company to perform its duties and obligations under the terms of this Agreement; or

(v)          arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.4 hereof.

(b)        No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, negligence or reckless disregard of duty by the party seeking indemnification.

(c)         In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2                                   Indemnification By the Underwriter

(a)        The Underwriter agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios that it distributes or the Contracts and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Funds or sales literature or other promotional material of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Funds or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Funds or in sales literature of the Funds (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

(ii)           arise out of or as a result of (a) statements or representations by or on behalf of the Underwriter (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, negligence or reckless disregard of duty of the Underwriter or persons under the control of the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)          arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Underwriter or persons under the control of the Underwriter; or

(iv)          arise as a result of any material failure by the Underwriter to perform its duties and obligations under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; except to the extent provided in Sections 6.2(b) and 6.4 hereof.

(b)    No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, negligence or reckless disregard of duty by the party seeking indemnification.

(c)          In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3                       Indemnification by the Funds

(a)         Each Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Fund’s Portfolios or the Contracts and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for a Portfolio (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Funds or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for a Portfolio (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

(ii)           arise out of or as a result of (a) statements or representations by or on behalf of each Fund (other than statements or representations contained in the registration statement, prospectus or statement of additional information for the Contracts not supplied by the Funds or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or persons under the control of the Fund with respect to the sale or distribution of the Contracts or the Portfolio shares; or

(iii)          arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Funds or persons under the control of the Funds; or

(iv)          arise as a result of any material failure by the Funds to perform its duties and obligations under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Funds in this Agreement or arise out of or result from any other material breach of this Agreement by the Funds; except to the extent provided in Sections 6.3(b) and 6.4 hereof.

(b)    No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, negligence or reckless disregard of duty by the party seeking indemnification.

(c)           In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.4.                                Indemnification Procedure

(a)         With respect to any claim made against a party entitled to indemnification under this Article VI (“Indemnified Party” for the purpose of this Section 6.4) such Indemnified Party shall have notified the person obligated to provide indemnification under this Article VI (“Indemnifying Party” for the purpose of this Section 6.4) in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)          the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

(ii)         the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

ARTICLE VII. Applicable Law

7.1        This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without reference to the conflicts of law principles thereof.

7.2           This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE VIII. Term & Termination

8.1 (a) This Agreement may be terminated by the Funds or the Underwriter at any time as to any Fund or any Portfolio, without payment of any penalty, on 60 days’ written notice to the Company. It is understood that the right to terminate this Agreement pursuant to this Section 8.1(a) may be exercised for any reason or for no reason.

8.1 (b) This Agreement may be terminated by the Company with respect to the Underwriter or any Fund or any Portfolio at any time, without payment of any penalty, upon 60 days’ written notice to the Underwriter and the Fund.

8. l (c) This Agreement may be terminated at any time without payment of any penalty by any party to the Agreement for cause, effective upon the date of sending notice to the other party. Cause for such termination may include a material violation by the other party of the Agreement; commencement of bankruptcy, liquidation, or similar proceedings respecting the other party; or institution of formal proceedings against the other party by the Financial Industry Regulatory Authority, the SEC, the Department of Labor, the Internal Revenue Service, the insurance commission of any state, or any other governmental or regulatory body with respect to the other party or, in the case of termination by the Company, the investment adviser or distributor of the Funds, provided that the terminating party has a reasonable belief that the institution of formal proceedings will have a material adverse impact on the terminating party or a material adverse impact on the ability of the party subject to the proceeding to meet its obligations under this Agreement. Either party’s failure to terminate for any cause shall not constitute a waiver of such party’s right to terminate at a later date for any such cause.

8.1 (d) At the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Funds or the Underwriter has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

8.1 (e) At the option of the Funds or the Underwriter, if the Funds or the Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse, change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Funds or Underwriter.

8.2                                   Effect of Termination

(a)          Notwithstanding any termination of this Agreement and subject to Section 1.2 of this Agreement, the Company may require the Funds and the Underwriter to continue to make available additional shares of the Funds for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement and holding Fund shares through one or more Separate Accounts (hereinafter referred to as “Existing Contracts”), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body, or unless the Fund’s Board of Directors or Trustees determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body, or unless the Fund’s Board of Directors or Trustees determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio.

(b)           Funds and/or Underwriter shall remain obligated to pay Company the fee in effect as of the date of termination for so long as shares are held by the Separate Accounts and Company continues to provide Services. Such fee shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

(c)           In the event of the insolvency or liquidation of the Company, fees shall continue to be payable directly to the Company or its liquidator, receiver, conservator or statutory successor, without diminution and reasonable provision for verification by the Company or its liquidator, receiver, conservator or statutory successor.

ARTICLE IX. Notices

9. l            (a)         Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

If to the Company:

Massachusetts Mutual Life Insurance Company

As Administrator for Talcott Resolution Life Insurance Company

l00 Bright Meadow Blvd. Enfield, Connecticut 06082

Attention: RS Fund Operations, MIP M200-INVST

Telephone: (860) 562-2470

Facsimile: (860) 562-2283

with a copy to:

Law Department, Retirement Services
Massachusetts Mutual Life Insurance Company
100 Bright Meadow Blvd.

Enfield, Connecticut 06082

If to the Funds:

Morgan Stanley Funds

522 Fifth Avenue, 4th Floor
New York, NY 10036

Attn: Client Service Department
msimcs@morganstanley.com

With a copy to:

Morgan Stanley Investment Management
522 Fifth Ave, 5th Floor

New York, NY 10036

Attn.: [Redacted], Executive Director

im-intermediary-agreements@morganstanley.com

and a copy to:

Morgan Stanley Investment Management
522 Fifth Ave

New York, NY l 0036
Attn.: General Counsel

If to the Underwriter:

Morgan Stanley Distribution, Inc.
522 Fifth Avenue, 8th Floor

New York, NY 10036

Attn: [Redacted], Managing Director

With a copy to:

Morgan Stanley Investment Management
522 Fifth Avenue, 5th Floor

New York, NY 10036

Attn: [Redacted], Executive Director

im-intermediary-agreements@morganstanley.com

ARTICLE X Anti-Money Laundering

10.1       The Company represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws, rules and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the implementing regulations of the Bank Secrecy Act (“BSA Regulations”) and the applicable guidance issued by the SEC and the guidance and rules of the applicable Exchanges, any securities regulatory organization (“SRO”) and FINRA (collectively, “Guidance”).

10.2       The Company represents and warrants that it implements a Customer Identification Program (“CIP”) and a Customer Due Diligence (“CDD”) program with respect to its customers designed to comply with the applicable BSA Regulations and the Guidance for insurance companies. The Company represents and warrants that (l) the Company is subject to a rule implementing 31 U.S.C. 5318(h) and maintains an anti-money laundering program consistent with the USA PATRIOT Act and the rules thereunder; (2) the Company is regulated by a Federal functional regulator as that term is defined under 31.C.F.R. §103.120(a)(2); (3) the Company has implemented a CIP compliant with Section 326 or Section 352 of the USA PATRIOT ACT, Section 5318 of the BSA and 31 C.F.R. §137(b) that enables the company to form a reasonable belief that it knows the true identity of its customers, including procedures to obtain information from and verify the identity of customers, maintain records of the information used to verify identity, determine whether the customer appears on any government list of known or suspected terrorists or terrorist organizations, and provide customers with adequate notice that the institution is requesting information to verify their identities; (4) the Company has implemented CDD procedures compliant with FinCEN’s CDD Rule that enables the Services Organization to identify and verify the beneficial owner(s) and key controller of certain legal entity customers and receives a signed certification from the legal entity customer that confirms the accuracy of the Beneficial Owner(s) and Key Controller information provided.

10.3       The Company represents and warrants that to the extent that any of its Customers who maintain Portfolio accounts is a current or former Politically Exposed Person (“PEP”), an immediate family member of a Senior Foreign Political Figure (“SFPF”), a person who is widely known (or is actually known by the Service Organization) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, it has conducted appropriate due diligence of such Customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

10.4       The Company represents and warrants that to the extent its customers who maintain Portfolio accounts are foreign banks, it has taken reasonable measures and has obtained certifications and will obtain re-certifications that indicate that the customers are not foreign shell banks, as defined in the BSA Regulations.

10.5       The Company will take all reasonable and practicable steps to ensure that none of its customers are and that it does not accept or maintain investments in any Portfolio, directly or indirectly, from:

(i)            A person or entity (A) who is or becomes the subject of sanctions administered by the U.S. Office of Foreign Assets Control (“ OFAC”), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, (B) ) located, organized or resident in a country, territory or region that is the subject of comprehensive territorial Sanctions or (C) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation;

(ii)          A foreign shell bank (i.e., a bank with no physical presence in any country); or

(iii)        A 311 Designated entity.

10.6         The Company agrees that if the Fund is required to supply information, documentation or guidance to a SRO or government department or agency about the CIP or CDD of the Fund or the measures taken to obtain information and to verify the identity of specific Customers of the Portfolios, the company shall allow such SRO or government department or agency to examine its files.

ARTICLE XI Miscellaneous

11.1         Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). “Personal Information” means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

11.2         The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.5         This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

11.6         Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA, and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.7         Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

11.8         The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Funds.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
By Massachusetts Mutual Life Insurance Company Its Administrator

By:	[Redacted]
Name:	[Redacted]
Title:	Head of Investment Solution Innovation

MORGAN STANLEY INSTITUTIONAL FUND, INC.

By:	[Redacted]
Name:	[Redacted]
Title:	President and Principal Executive Officer

MORGAN STANLEY INSTITUTIONAL FUND TRUST

By:	[Redacted]
Name:	[Redacted]
Title:	President and Principal Executive Officer

MORGAN STANLEY DISTRIBUTION, INC.

By:	[Redacted]
Name:	[Redacted]
Title:	Managing Director

SCHEDULE A

SEPARATE ACCOUNTS

Name of Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.”

PORTFOLIOS

All Classes of Shares of all MSIF Inc. Portfolios then available to new shareholders, or as otherwise permitted under an MSIF Inc’s Portfolio’s then-Current prospectus;

All Classes of Shares of all MSIF Trust Portfolios then available to new shareholders, or as otherwise permitted under an MSIF Trust Portfolio’s then-Current prospectus

SCHEDULE B

In consideration of the Administrative Services provided by the Company, as described in Schedule C, the Funds agree to pay the Company Service Fees in an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each month. In consideration of the personal service and/or the maintenance of shareholder accounts provided by the Company, the Underwriter agrees to pay the Company the 12b-1 fees in an amount equal to the following basis points per annum on average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each month.

Portfolio	Service Fees	12b-1 Fees*
All Class A Shares	10 bps	25 bps
All Class I Shares	10 bps	N/A
All Class IS Shares	N/A	N/A

The Underwriter shall not be required to pay 12b-l shareholder servicing fees with respect to amounts invested in Class A shares upon the termination of the Plan with respect to such shares or if, at any time, the fees payable by the Portfolio or collected by the Underwriter under the Plan with respect to such shares is waived or otherwise reduced. There shall be no 12b-l fees paid on Class I or Class IS Shares.

The fees for MSIF Inc. Portfolios are payable quarterly and shall be paid in arrears within thirty (30) days following the end of each calendar quarter. The fees for MSIF Trust Portfolios are payable quarterly and shall be paid in arrears within thirty (30) days following the end of each calendar month. Notwithstanding the foregoing, no fee shall be paid to Company hereunder if any other party is receiving payment for similar administrative and/or shareholder services with respect to the same assets. The Underwriter shall not be held responsible for any Service Fee payments the Funds are authorized to make under this Agreement.

*Fees paid in accordance with a Fund’s Rule 12b-1 plan as identified above will be made payable to the Company’s affiliate, Talcott Resolution Distribution Company, Inc., a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and member of the Financial Industry Regulatory Authority. “Service Fees” paid for the Administrative Services described in Schedule C will be made payable to the Company.

Schedule C

Administrative Services

Company shall provide administrative services to the Plans and their participants with respect to shares of the Funds held through the Contracts, including, but not limited to:

•                 Establishing and maintaining Plan and Plan participant accounts and records;

•                  Assisting Plan Representatives and Plan participants in updating and changing account designations and addresses;

•                 Performing subaccounting services by processing such orders and computing and transmitting net orders to the Fund’s transfer agent;

•                  Maintaining records of the foregoing subaccounting transactions;

•                 Processing the reinvestment of dividends and distributions in Fund shares pursuant to the terms of the Contacts;

•                 Delivering, or causing to be delivered confirmation statements required to be delivered to Contract owners to the extent required by applicable law;

•                 Providing Account designations and addresses of the Plans to the Fund or the Fund’s designated proxy solicitation agent;

•                 Processing withdrawals and benefit distributions from the Plans, including facilitating any necessary redemptions of shares of the Funds for participants in the Plans;

•                 Preparing, filing and transmitting all federal, state and local government returns and reports as required by law;

•                 As required by law, preparing and transmitting to Contract owners periodic account statements showing, among other appropriate information, the total number of Fund shares owned and the net asset value of Fund shares as of the statement closing date, purchases and redemptions of Fund shares during the period and other distributions during the statement period;

•                 Providing such other information and services to the Funds as the Funds may reasonably request, to the extent permitted by applicable law, rule or regulation.

EXHIBIT 1

Rule 22c-2 Shareholder Information Agreement

This Agreement is entered into as of February , 2019 by and between (i) Talcott Resolution Insurance Company (“we” or “us”), acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”) and (ii) Morgan Stanley Distribution, Inc. (“you”) in your capacity as the principal underwriter of Morgan Stanley Institutional Fund, Inc. and Morgan Stanley Institutional Fund Trust (each a “Fund” and together the “Funds”).

WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended, requires mutual funds to enter into “shareholder information agreements” with financial intermediaries that hold fund shares on behalf of other investors in “omnibus accounts” and submit orders to purchase or redeem fund shares on behalf of such investors directly to the fund, its transfer agent or principal underwriter; and

WHEREAS, shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly by our Accounts (as defined below) in connection with for one or more Contracts (as defined below).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:

1.             Definitions. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:

(a)           “Account” means an insurance company separate account sponsored or administered by us.

(b)           “Business Day” means any day that the New York Stock Exchange is open for trading.

(c)           “Confidential Information” includes, but is not limited to: (i) “Nonpublic Personal Information” as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time, (ii) “Protected Health Information” as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time; and (iii) “Shareholder Information” as such term is defined below.

(d)           “Contract” means a variable annuity contract, variable life insurance policy or variable funding agreement issued through an Account.

(e)           “Fund Policies” means policies established by the Fund and communicated to us in writing for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund’s prospectus or statement of additional information as amended from time to time. This term “Fund” does not include any “excepted funds” as defined in Rule 22c-2(b), 17 C.F.R. 270.22c-2(b).

(f)            “Indirect Intermediary”, means a “financial intermediary” as defined by Rule 22c-2(c)(5)(iii)(excluding any exempted financial intermediary pursuant to Rule 22c-2(c)(l)(iv)) that transmits purchase and redemption orders directly to us on behalf of Shareholders with respect to a Contract invested in a Fund through an Account.

(g)           “Shareholder” means (I) the holder of interests in a Contract or (2) a participant in an employee benefit plan with a beneficial interest in a Contract.

(h)           “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets with in a Contract to a Fund as a result of “dollar cost averaging” programs, asset allocation programs and automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) a step-up (or comparable benefit) in Contract value (or comparable benefit base) pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit; or (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions, or planned premium payments to the Contract.

(i)            “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of the payment of a death benefit from a Contract.

(j)            “Written” means any communication other than an oral communication transmitted in paper, electronically or by facsimile.

2.             Agreement to Provide Requested Shareholder Information. Effective as of the date of this Agreement, we agree to use our best efforts to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or infer that we have undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon prior written request, the following information that is on our books and records (collectively, “Shareholder Information”) for all Shareholders that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:

(a)           the taxpayer identification number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”) or other government issued identifier (“GII”);

(b)           the individual Contract number or participant account number associated with the Shareholder;

(c)           the amount and date(s) and transaction type (purchase, redemption, transfer, or exchange); and

(d)           any other data mutually agreed upon in writing.

Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions.

All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made through NSCC’s standard automated facility or sent directly via e-mail at:

RSFundOps22c2Requests@massmutual.com

or such other address we may communicate to you in writing from time to time.

3.             Period Covered by Request and Frequency of Requests. Requests to provide Shareholder Information shall set forth the specific period for which it is sought, not to exceed 90 calendar days from the date of the request for which Shareholder Information is sought. You shall not request Shareholder Information more frequently than monthly, or older than 90 calendar days from the date of the request, except as you deem reasonably necessary to investigate compliance with Fund Policies.

4.             Form and Timing of Response; Procedures Regarding Indirect Intermediaries. (a) We agree to provide the requested Shareholder Information that is on our books and records to you promptly, but in any event not later than IO Business Days after receipt of a good order request given in accordance with Paragraph 2 above, which shall contain the fund account number, CUSIP, trade amount and date. If you so request, we agree to use best efforts to promptly determine whether any specific person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given in accordance with Paragraph 2 above, we agree to use best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary through the Account. We agree to inform you whether we plan to perform (i) or (ii).

(b)           Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c)           To the extent reasonably practicable , the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.

5.             Limitation on Use of Information. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information and promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.

6.             Agreement to Restrict Trading. We agree to execute reasonable, clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund’s shares (directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. We will execute such restrictions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund’s shares occurred. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund’s shares through an Account. Instructions must be received by us via email at the following address: RSFundOps22c2Requests@massmutual.com, or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:

Massachusetts Mutual Life Insurance Company
1295 State Street, MIP M200-INVST
Springfield, MA 01111

7.             Form of Instructions. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:

(a)           the fund account number;

(b)           the Shareholder’s TIN, ITIN or GII, if known;

(c)           the specific individual Contract owner number or participant account number (if known) associated with the Shareholder;

(d)           the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place; and

(e)           a brief written statement that may be provided to the Shareholder, explaining how the Shareholder’s transfer activity violated Fund Policies.

If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

8.             Timing of Response. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than 10 Business Days after receipt of such instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable that instructions have been executed.

9.             Construction of the Agreement; Fund Participation Agreements. The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. This Agreement supplements those Fund Participation Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.

10.          Termination. This Agreement will terminate upon the termination of the Fund Participation Agreements.

11.          Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

12.          Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

13.          Counterparts. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
By Massachusetts Mutual Life Insurance Company,
Its Administrator

By:	[Redacted]
Name:	[Redacted]
Title:	Head of Investment Solution Innovation

MORGAN STANLEY DISTRIBUTION, INC.

By:	[Redacted]
Name:	[Redacted]
Title:	Managing Director

Address for communications:

Morgan Stanley Distribution, Inc.

522 Fifth Avenue, 8th Floor

New York, NY 10036

Attn: [Redacted], Managing Director

With a copy to:

Morgan Stanley Investment Management

522 Fifth Avenue, 5th Floor

New York, NY 10036

Attn: [Redacted], Executive Director

im-intermediary-agreements@morganstanley.com